EXECUTION COPY

AGREEMENT

AGREEMENT (this “Agreement”), dated as of February 14, 2008, by and among First Niagara Financial Group, Inc., a Delaware corporation (the “Company”), M. Bruce Cohen, an individual residing at 404 Sutton Place, Albany, NY 12203 (“Cohen”), Carl A. Florio, an individual residing at 9 Hills Road, Loudonville, NY 12211 (“Florio”) and Anthony J. Mashuta, an individual residing at 24 Shaker Bay Road, Latham, NY 12110 (“Mashuta” and together with Cohen and Florio, the “Requesting Stockholders”).

WHEREAS, each Requesting Stockholder has requested that the Governance/Nominating Committee (the “Governance/Nominating Committee”) of the Board of Directors of the Company (the “Board”) nominate him for election as a director of the Company at the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) and that he be considered as a director of First Niagara Bank (the “Bank”); and

WHEREAS, the Board, on the recommendation of the Governance/Nominating Committee, has determined that it is advisable and in the best interests of the Company and its stockholders that Thomas E. Baker, G. Thomas Bowers and William H. Jones be nominated for re-election to the Board at the 2008 Annual Meeting and that the size of the Board not be increased at this time; and

WHEREAS, in light of the foregoing, the Board has determined not to nominate any of the Requesting Stockholders for election to the Board at the 2008 Annual Meeting; and

WHEREAS, the Company has determined that the interests of the Company and its stockholders would be best served by, and each of the Requesting Stockholders has determined that his interests would best be served by, (i) appointing Florio to the Board prior to the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) and (ii) the receipt of the other agreements, covenants, rights and benefits as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and representations set forth herein, intending to be legally bound hereby, the parties hereby agree as follows:

1. Board Representation; Nominations.

(a) The Company agrees that, on or before the date of the Board’s regularly scheduled meeting in January 2009, the Board shall take all necessary action to increase the size of the Board by one and to contemporaneously fill such vacancy with Florio (such that Florio will be able to participate as a director at such meeting), who shall serve in the class of directors with a term expiring at the 2009 Annual Meeting.

(b) The Board shall nominate Florio to stand for re-election to the Board at the 2009 Annual Meeting for a term expiring at the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). The Board shall recommend that the Company’s stockholders vote for the election of Florio at the 2009 Annual Meeting.

(c) The Company shall cause the Bank to appoint Florio to the Board of Directors of the Bank concurrently with his appointment to the Board.

(d) Through the Termination Date, the Governance/Nominating Committee shall evaluate director candidates in accordance with its Charter and the Policies and Procedures for the Consideration of Board Candidates Submitted by Stockholders and for Stockholder Communications with Directors, each as then in effect.

2. Non-Solicitation and Other Arrangements.

(a) Each of the Requesting Stockholders agrees that, during the period commencing on the date of the execution of this Agreement and ending on the Termination Date, without the prior written consent of the Board as specifically expressed in a resolution adopted by a majority of the entire membership of the Board (other than Florio), no Requesting Stockholder, nor any of their respective Affiliates or Associates nor any Person acting at their direction or on their behalf will, directly or indirectly:

(i) with respect to the Company or its Voting Securities, make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”)) of proxies or consents (whether or not relating to the election or removal of directors); seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities (other than Affiliates or Associates); initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) stockholders of the Company for the approval of stockholder proposals, whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, or cause or encourage or attempt to cause or encourage any other Person to initiate any such stockholder proposal; otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; or participate in, or take any action pursuant to, any “shareholder access” proposal which may be adopted by the SEC, whether in accordance with previously proposed rules or otherwise;

(ii) seek, propose, or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates or Associates;

(iii) acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends, stock splits, reverse stock splits or other distributions or offerings made available to holders of any Voting Securities generally), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any Voting Securities if as a result of such acquisition he and his Affiliates and Associates would beneficially own in the aggregate in excess of 4.9% of the Company’s Voting Securities; provided, however, that Florio may receive Voting Securities as compensation for his service on the Board in accordance with the Company’s policies applied to all directors;

(iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities;

(v) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities;

(vi) act alone or in concert with others to control or seek to control, or influence or seek to influence, the Company’s management, the Board or the policies of the Company;

(vii) make any demand or request for any list of the Company’s stockholders, or any related material, or for the books and records of the Company or its Affiliates;

(viii) except as specifically and expressly set forth in this Agreement, seek, alone or in concert with others, election or appointment to or representation on, or nominate or propose the nomination of any candidate to, the Board, or seek the removal of any member of the Board;

(ix) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with any other Person (other than a passive investment not in excess of 5% of such Person’s outstanding equity interests) that engages, or offers or proposes to engage, in any of the foregoing;

(x) make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition; or

(xi) otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

(b) Notwithstanding any other provision of this Agreement, Florio, during the term of his service as a director of the Company, shall not be prohibited from acting as a director and complying with his fiduciary duties as a director of the Company.

3. Voting Arrangements. From the date hereof until the Termination Date, each Requesting Stockholder shall, and shall cause his Affiliates to, (a) be present, in person or by proxy, at all annual and special meetings of stockholders of the Company so that all Voting Securities beneficially owned by him and his Affiliates and then entitled to vote may be counted for the purpose of determining the presence of a quorum at such meetings, (b) support each nominee on the slate of nominees proposed by the Board and vote all Voting Securities which he and his Affiliates are then entitled to vote in favor of the election of each such nominee, and (c) vote in accordance with the Board’s recommendation on all stockholder proposals, whether such proposals have been made pursuant to Rule 14a-8 under the Exchange Act or otherwise.

4. Representations and Warranties of the Requesting Stockholders.

(a) Each Requesting Stockholder represents and warrants on his own behalf that this Agreement has been duly executed and delivered, constitutes his valid and binding obligation, and is enforceable against him in accordance with its terms.

(b) Cohen represents and warrants that, as of the date of this Agreement, he is the beneficial owner of 33,560 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

(c) Florio represents and warrants that, as of the date of this Agreement, he is the beneficial owner of 588,311 shares of Common Stock.

(d) Mashuta represents and warrants that, as of the date of this Agreement, he is the beneficial owner of 38,706 shares of Common Stock.

5. Representations and Warranties of the Company.

(a) The Company represents and warrants that it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b) The Company represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

6. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

7. Termination Date. The date on which this Agreement shall terminate is referred to herein as the “Termination Date.” The Termination Date shall be the earlier of (a) the 30th day immediately preceding the last day on which stockholders are permitted, under the terms of the Company’s bylaws as then in effect, to nominate candidates to stand for election to the Board at the 2012 Annual Meeting and (b) the occurrence of a Change of Control of the Company. A “Change of Control” of the Company shall be deemed to have occurred if either of the following events shall have occurred: (i) any Person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Company’s Voting Securities or (ii) there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which results in the Company’s Voting Securities outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation.

8. Publicity. Except as otherwise required by law or by the rules of Nasdaq, neither the Company nor any Requesting Stockholder shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, this Agreement or the terms hereof without the consent of the other party.

9. Specific Performance. The Company, on the one hand, and the Requesting Stockholders, on the other hand, acknowledge and agree that the other party would be irreparably injured by a breach of this Agreement by such party and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this Agreement is breached. Accordingly, the Company and the Requesting Stockholders agree to the granting of specific performance of this Agreement and injunctive or other equitable relief as a remedy for any such breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, nonappealable order that this Agreement has been breached by either party, then the breaching party will reimburse the other party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation.

10. No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11. Certain Definitions. As used in this Agreement, (a) the term “Person” as used herein shall be interpreted broadly to include, among others, any individual, partnership, corporation, limited liability company, joint venture, group, syndicate, trust, government or agency thereof, or any other association or entity; (b) the terms “Affiliates” and “Associates” shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include persons who become Affiliates or Associates of any Person subsequent to the date hereof; (c) the term “Voting Securities” shall mean the shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Common Stock or other securities, whether or not subject to the passage of time or other contingencies; and (d) the Company and the Requesting Stockholders will be referred to herein individually as a “party” and collectively as “parties”.

12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

13. Successors and Assigns. All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successor and assigns of the parties hereto.

14. Survival of Representations. All representations, warranties and agreements made by the parties in this Agreement or pursuant hereto shall survive the date hereof.

15. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

16. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, cable, facsimile (receipt confirmed), or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto as follows:

If to the Company:

First Niagara Financial Group, Inc.
6950 South Transit Road
P.O. Box 514
Lockport, NY 14095-0514
Attention: John Mineo, General Counsel and Corporate Secretary
Fax: (716) 625-9262

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: William S. Rubenstein, Esq.
Fax: (917) 777-2642

If to the Requesting Stockholders:

M. Bruce Cohen
404 Sutton Place
Albany, NY 12203
Fax: (518) 452-3463

Carl A. Florio
9 Hills Road
Loudonville, NY 12211
Fax: (518) 431-3550

Anthony J. Mashuta
24 Shaker Bay Road
Latham, NY 12110
Fax: (518) 365-6300

with a copy to:

Silver Freedman & Taff, LLP
3299 K Street, N.W. Suite 100
Washington, DC 20007-4444
Attention: Robert Freedman, Esq.
Fax: (202) 337-5502

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without giving effect to choice of law principles thereof that would cause the application of the laws of any other jurisdiction; provided, however, that any issue related to the duties (and compliance therewith) of any member of the Board as such shall be governed by the laws of the State of Delaware, including the Delaware General Corporation Law. Nothing in this Agreement shall affect the obligation of any party to testify truthfully if called to testify under oath.

19. Submission to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction and service and venue in any federal or state court sitting in the State of New York for the purposes of any action, suit or proceeding relating to this Agreement. Each of the parties irrevocably and unconditionally waives any objections to the laying of venue of any action, suit or proceeding relating to this Agreement in any federal or state court sitting in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

20. Rule of Construction. This Agreement has been negotiated by all parties, and all parties have participated in the drafting of the language of this Agreement. No rule of construction of contracts requiring that provisions be construed against the drafter of an agreement shall be applied to this Agreement.

21. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

22. Further Actions. Upon and subject to the terms of this Agreement, each of the parties hereto agrees to use its or his reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the matters contemplated by this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:
Name: John R. Koelmel
Title: President & CEO

M. BRUCE COHEN

CARL A. FLORIO

ANTHONY J. MASHUTA

[Signature Page to Agreement]